U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

TC X Calibur, Inc.

 (Exact Name of Registrant as specified in its charter)

                                                          Nevada

87-0474017

             (State or other jurisdiction of               (I.R.S. Employer I.D. No.)

                                                       incorporation)

4685 S. Highland Drive, Suite 202

Salt Lake City, Utah  84117

 (Address of Principal Executive Office)

Registrant’s Telephone Number, including Area Code:  (801) 278-9424

Securities registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value Common Stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[  ]

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-Accelerated Filer

[X]

Smaller Reporting Company

(Do not check if a smaller reporting company)

The Exhibit Index is located on page 46.

TABLE OF CONTENTS

Item 1.  Business.

3

Item 1A.  Risk Factors.

9

Item 2.  Financial Information.

13

Item 3.  Properties.

16

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

16

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

17

Item 6.  Executive Compensation.

18

Item 7.  Certain Relationships and Related Transactions.

20

Item 8.  Legal Proceedings.

20

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.                                                                                                                                           20

Item 10.  Recent Sales of Unregistered Securities.

24

Item 11.  Description of Registrant’s Securities to be Registered.

24

Item 12.  Indemnification of Directors and Officers.

25

Item 13.  Financial Statements and Supplementary Data.

27

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.  46

Item 15.  Financial Statements and Exhibits.

46

Item 1.  Business.

Introduction

We (“TC X Calibur, Inc.” or our “Company,” and “we,” “our,” “us” and words of similar import) were organized under the laws of the State of Nevada on October 27, 1988, under the name “Extant Investments, Inc.,” to engage in any lawful business and for the purpose of acquiring any business or enterprise that would be beneficial to us and our stockholders.  Accordingly, we were deemed to be a “blank-check” company.

We had business operations during the years beginning in 1991 through 2004, and we are now a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Commission (the “SEC”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  See the heading “Business Development” below.

Business Development

The following is a summary of material organizational and business development events since our inception:

•

Commencing on or about December 5, 1990, pursuant to a Registration Statement on Form S-18 filed with the SEC and a Prospectus dated as of such date, we offered and sold units consisting of our common stock and warrants that was closed on January 31, 1991.

•

On May 17, 1991, we acquired all of the issued and outstanding shares of common stock of Sentinel Diagnostics, Inc., an Arizona corporation (“Sentinel Diagnostics”), and changed our name to “Sentinel Scientific, Inc.”

•

We discontinued our business operations in late 1992 for lack of funding.

•

On August 10, 1993, we acquired all of the outstanding shares of common stock of A.F.C. Entertainment, Inc., a corporation organized under The Companies Act of Barbados (“AFC”), which had assets consisting primarily of a film library (the “Film Library”), and changed our name to “TC X Calibur, Inc.”

•

On December 31, 1993, we acquired all of the outstanding shares of common stock of Film Opticals Investments, Limited, a corporation organized under the laws of the Province of Ontario, Canada (“Film Opticals”).

•

In 1993, a wholly-owned subsidiary of Film Opticals, Film Opticals of Canada Limited (“Film Opticals of Canada”), sought court protection by filing a Notice of Intention to Make a Proposal pursuant to Subsection 50.4(1) of the Bankruptcy and Insolvency Act of Canada, as a result of a dispute with a creditor; and a Trustee was appointed to oversee Film Opticals of Canada’s financial management in the Ontario Justice Court, General Division, Case No. B163/94.  Operations continued pending a resolution of this dispute.

•

Film Opticals of Canada’s proposal under its Notice of Intention to Make a Proposal was ultimately accepted by the Ontario Justice Court on April 25, 2000.

•

Effective March 21, 2001, we filed a Certificate of Amendment to our Articles of Incorporation whereby our outstanding shares of common stock were reverse split on a basis of 1 for 20, while retaining our authorized shares at 50,000,000 and our par value at $0.001 per share, with appropriate adjustments being made in our additional paid in capital and stated capital accounts, and with all fractional shares being rounded up to the nearest whole share; no stockholder, computed on a per stock certificate of record basis, then owning 100 or more shares, was reduced to less than 100 shares; and no stockholder, then owning less than 100 shares, on the per stock certificate of record basis, was affected by the reverse split; and all fractional shares for rounding related to the reverse split were authorized to be issued by our Board of Directors.  All computations herein take into account this recapitalization.

•

On December 28, 2004, pursuant to resolutions adopted by our Board of Directors and approved by the holders of a majority of our outstanding voting securities, we sold substantially all of our assets by the conveyance of our wholly-owned subsidiary, Film Opticals (and its subsidiary, Film Opticals of Canada), and our Film Library, to Film Opticals of Canada 2004 Limited, a newly formed corporation organized under the Province of Ontario, Canada (“New Film Opticals”), and a wholly-owned subsidiary of Berliner Holdings, Inc. (“Berliner”).  Berliner was wholly-owned by our then President, Claus Voellmecke.  As consideration of the purchase and sale of these assets, Berliner agreed to cancel 500,000 shares of our common stock that it owned, and agreed, together with New Film Opticals, to assume, pay and/or compromise all of our outstanding claims or liabilities related to Film Opticals and our Film Library and to indemnify and hold us harmless from such liabilities.

•

In addition to the above referenced sale of substantially all of our assets on or about December 28, 2004, pursuant to resolutions adopted by our Board of Directors and approved by the holders of a majority of our outstanding voting securities, we amended our Articles of Incorporation to change our capitalization to add a class of preferred stock, with the rights, designations and preferences to be set by resolution of the Board of Directors, and to include provisions that granted to our Board of Directors, without stockholder approval, (i) the authority to effect recapitalizations in the form of forward and reverse stock splits of our outstanding securities that did not require amendments to our Articles of Incorporation; and (ii) to effect name changes of our Company to a name that was consistent with our business operations or products.

•

On September 15, 2005, certain shares of our common stock were sold to Jenson Services, Inc. (“Jenson Services”), Duane S. Jenson (the owner of Jenson Services), Travis T. Jenson and Thomas J. Howells (all of whom may be deemed to be “affiliates” of Jenson Services), which shares, when accumulated with shares of our common stock that were already owned by these persons, represented a controlling interest in us.

•

Effective on the OTCBB on December 28, 2007, a forward split by dividend of our outstanding common stock on a basis of 2.3943 shares for one was declared, while retaining the current par value of our shares at $0.001 per share, with all fractional shares being rounded up to the nearest whole share, and with appropriate adjustments in our capital accounts.  All computations herein take into account this recapitalization.

•

On February 28, 2008, we filed Restated Articles of Incorporation with the State of Nevada.

•

We adopted a Code of Ethics on March 16, 2006.

Material Business Development Exhibits

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15.

•

Restated Articles of Incorporation, filed February 28, 2008.

•

Bylaws.

•

Certificate of Full Performance of Proposal executed by the Trustee as accepted by the Ontario Justice Court on April 25, 2000.

•

Definitive Proxy Statement that was mailed to our stockholders on or about December 8, 2004, regarding the sale of Film Opticals and its subsidiary, Film Opticals of Canada, and our Film Library.

•

Code of Ethics adopted on March 16, 2006.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

Except as outlined above, we have not been involved in any bankruptcy, receivership or any similar proceeding since our inception.

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we can become a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   Our common stock is currently quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the trading symbol “TCXB.”  Management believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of companies are publicly traded.  The information required to be filed by us with the SEC as a reporting issuer may also provide us with additional credibility that may be advantageous in the conduct of our planned business operations and stockholder and customer relations.

Additional Information

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports or registration statements that we have previously filed electronically with the SEC at its Internet site at www.sec.gov.  Please call the SEC at 1-202-551-8090 for further information on this or other Public Reference Rooms.  Our SEC reports and registration statements are also available from commercial document retrieval services, such as CCH Washington Service Bureau, whose telephone number is 1-800-955-0219.

Business

We are currently seeking potential assets, property or businesses to acquire, in a business combination, by reorganization, merger or acquisition.  We have had no material business operations since December 28, 2004.  Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence operations through funding and/or the acquisition or business combination with a “going concern” engaged in any industry selected.  We are unable to predict the time as to when and if we may actually participate in any specific business endeavor, and we will be unable to do so until we determine any particular industry in which we may conduct business operations.

We are not currently engaged in any substantive business activity except the search for potential assets, property or businesses to acquire, and we have no current plans to engage in any other activity in the foreseeable future unless and until we complete any such acquisition.  In our present form, we are deemed to be a shell company seeking to acquire or merge with a business or company.  We do not intend to restrict our search for business opportunities to any particular business or industry, and the areas in which we will seek out business opportunities may include all lawful businesses.  We recognize that the number of suitable potential business ventures that may be available to us will be extremely limited, and may be restricted to businesses or entities that desire to become a publicly-held company while avoiding what many may deem to be the adverse factors related to an initial public offering (“IPO”) as a method of “going public.”  The most prevalent of these factors include the substantial time requirements, legal and accounting costs, the inability to obtain an underwriter who is willing to publicly offer and sell securities on behalf of the particular entity, the lack of or the inability to obtain the required financial statements for such an undertaking, state limitations on the amount of dilution to public investors in comparison to the stockholders of any such entity, along with other conditions or requirements imposed by various federal and state securities laws, rules and regulations and federal and state agencies that implement them.

Amendments to SEC Form 8-K regarding shell companies and transactions with shell companies require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction (Item 5.01(a)(8) of Form 8-K); and the recent amendments to SEC Rule 144 adopted by the SEC that were effective on February 15, 2008, that limit the resale of most securities of shell companies until 12 months after the filing of such information (the “Form 10 Information”), may eliminate many of the perceived advantages of going public transactions with shell companies.  These types of transactions are customarily referred to as “reverse” reorganizations or mergers in which the acquired company’s stockholders become the controlling stockholders in the acquiring company and the acquiring company becomes the successor to the business operations of the acquired company.  Regulations governing shell companies also deny the use of SEC Form S-8 for the registration of securities and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expenses that are normally avoided by reverse reorganizations or mergers.

Recent amendments to Rule 144, adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by us in any business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that desires to utilize us as a means of going public.  See the heading “Rule 144”  of Item 9, for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

Any of these types of business combination transactions, regardless of the particular prospect, would require us to issue a substantial number of shares of our common stock that could amount to as much as 95% or more of our outstanding voting securities; accordingly, investments in the private enterprise, if available, would be much more favorable than any investment in us.

Management intends to consider a number of factors prior to making any decision to participate in any specific business endeavor, none of which may be determinative or provide any assurance of success.  These may include, but will not be limited to, as applicable, an analysis of the quality of the particular business or entity’s management and personnel; the anticipated acceptability of any new products or marketing concepts that any such business or company may have; the merits of any such business’ or company’s technology or intellectual property; the present financial condition, projected growth potential and available technical, financial and managerial resources; working capital, history of operations and future prospects; the nature of present and expected competition; the quality and experience of any such business’ or company’s management services and the depth of management; the business’ or the company’s potential for further research, development or exploration; risk factors specifically related to the business’ or company’s operations; the potential for growth, expansion and profit; the perceived public recognition or acceptance of products, or services offered and trademarks and name identification; and numerous other factors that are difficult, if not impossible, to properly or accurately quantify or analyze, let alone describe or identify, without referring to specific objective criteria of an identified business or company.

Regardless, the results of operations of any specific entity may not necessarily be indicative of what may occur in the future, by reason of changing market strategies, plant or product expansion, changes in product emphasis, future management personnel and changes in innumerable other factors.  Further, in the case of a new business venture or one that is in a research and development mode, the risks will be substantial, and there will be no objective criteria to examine the effectiveness or the abilities of its management or its business objectives.  Also, a firm market for its products or services may yet need to be established, and with no past track record, the profitability of any such business will be unproven and cannot be predicted with any certainty.

Our management will attempt to meet personally with management and key personnel of any entity providing a potential business opportunity for us, visit and inspect material facilities, obtain independent analysis or verification of information provided and gathered, check references of material personnel and conduct other reasonably prudent measures calculated to ensure a reasonably thorough review of any particular business opportunity; however, due to time constraints of management and limited capital, these activities may be limited.

We are unable to predict the time as to when and if we may actually participate in any specific business endeavor or if at all.  We anticipate that proposed business ventures will be made available to us through personal contacts of directors, executive officers and principal stockholders, professional advisors, broker dealers in securities, venture capital personnel and others who may present unsolicited proposals.  In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate. Such persons may include our directors, executive officers and beneficial owners of our securities or their affiliates. In this event, such fees may become a factor in negotiations regarding any potential venture and, accordingly, may present a conflict of interest for such individuals.  Management does not presently intend to acquire an interest in any business enterprise in which any member has an ownership interest.

Although we currently have no plans to do so, depending on the nature and extent of services rendered, we may compensate members of our management in the future for services that they may perform for us.  Because we currently have extremely limited resources, and we are unlikely to have any significant resources until we have determined a business or enterprise to engage in or have completed a business combination, management expects that any such compensation would take the form of an issuance of shares of our common stock to these persons;

this would have the effect of further diluting the holdings of our other stockholders.  There are presently no preliminary agreements or understandings between us and members of our management respecting such compensation.  Any shares issued to members of our management would be required to be resold under an effective registration statement filed with the SEC or could not be publicly sold until 12 months after we file the Form 10 information about the business combination with the SEC as now required by SEC Form 8-K.  These provisions could further inhibit our ability to complete any business combination where finders or others who may be subject to these resale limitations refuse to provide us with any introductions or to close any such transactions unless they are paid requested fees in cash rather than our shares or unless we agree to file a registration statement with the SEC that includes any shares that are to be issued to them, at no cost to them.  These expenses could limit potential acquisition candidates, especially those in need of cash resources, and could affect the number of shares that our stockholders retain following any such transaction, by reason of the increased expense.

Substantial fees are also often paid in connection with the completion of all types of business combinations, ranging from a small amount to as much as $600,000 or more. These fees are usually divided among promoters or founders or finders, after deduction of legal, accounting and other related expenses, and it is not unusual for a portion of these fees to be paid to members of management or to principal stockholders as consideration for their agreement to retire a portion of their shares of common stock or as consideration to them to provide an indemnification for all of our prior liabilities.  Members of management may also actively negotiate or otherwise consent to the purchase of all or any portion of their shares of common stock as a condition to, or in connection with, a proposed business combination.  It is not anticipated that any such opportunity will be afforded to other stockholders or that such other stockholders will be afforded the opportunity to approve or consent to any particular stock buy-out transaction.  In the event that any such fees are paid or shares are purchased, these requirements may become a factor in negotiations regarding any business combination with us and, accordingly, may also present a conflict of interest for such individuals. We have no present arrangements or understandings respecting any of these types of fees or opportunities.  Any of these types of fees that are paid in shares of our common stock will also be subject to the resale limitations embodied in the recent amendments to Rule 144 that prohibit, among other requirements, the public resale of these shares until 12 months after the filing of the Form 10 Information with the SEC.

None of our directors, executive officers, founders or their affiliates or associates are currently involved in any negotiations with any representatives of the owners of any business or company regarding the possibility of a business combination with us.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

Management believes that there are literally thousands of shell companies engaged in endeavors similar to those engaged in by us; many of these companies have substantial current assets and cash reserves.  Competitors also include thousands of other publicly-held companies whose business operations have proven unsuccessful, and whose only viable business opportunity is that of providing a publicly-held vehicle through which a private entity may have access to the public capital markets via a reverse reorganization or merger.  There is no reasonable way to predict our competitive position or that of any other entity in these endeavors; however, we, having limited assets and no cash reserves, will no doubt be at a competitive disadvantage in competing with shell companies that have significant cash resources and have recent operating histories when compared with the complete lack of any substantive operations by us since December, 2004.

Dependence on One or a Few Major Customers

Our directors and executive officers have not used any particular consultants, advisors or finders on a regular basis.

Need for any Governmental Approval of Principal Products or Services

Because we currently have no business operations, produce no products nor provide any services, we are not presently subject to any governmental regulation in this regard.  However, in the event that we complete a business combination transaction, we will become subject to all governmental approval requirements to which the reorganized, merged or acquired entity is subject or may become subject.

Effect of Existing or Probable Governmental Regulations on our Business

We presently voluntarily file reports with the SEC under Section 15(d) of the Exchange Act.  Accordingly, we are not required to file annual or quarterly reports with the SEC or proxy or information statements; however, we have voluntarily filed such reports and proxy or information statements for most years since the effectiveness of our S-18 Registration Statement with the SEC in 1991.  Once our Registration Statement becomes effective (60 days from filing, unless withdrawn prior to such time) we will become a reporting issuer under the Exchange Act, and will become subject to the following requirements:

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K applicable to larger companies.  We presently voluntarily file reports under Section 15 of the Exchange Act.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes/Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the December 31, 2009, year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders at special or annual meetings thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file Annual Reports on SEC Form 10-K and Quarterly Reports on SEC Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on SEC Form 8-K.

Cost and Effects of Compliance with Environmental Laws

Our current business operations are not subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost; however, we will become subject to all such governmental requirements to which the reorganized, merged or acquired entity is subject or may become subject, on the closing of a business combination.

Number of Total Employees and Number of Full Time Employees

We have no employees.

Item 1A.  Risk Factors.

In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition, reorganization or merger candidate has been identified; however, at a minimum, our present and proposed business operations will be highly speculative and will be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below.

Extremely Limited Assets and No Source of Revenue; Accordingly, We May Fail.

We have no assets and have had no revenue since 2004; nor will we receive any revenue until we complete a business combination, at the earliest.  We can provide no assurance that any acquired or commenced business will produce any material revenues for us or benefit for our stockholders or that any such business will operate on a profitable basis.

We Are Deemed to be a Shell Company Until We Adopt a Business Plan and Commence Principal Significant Operations.

Our present limited business operations involve those of a shell company.  The only activities to be conducted by us include maintaining our good standing in the State of Nevada, compliance with our reporting requirements with the SEC and the seeking out and investigating the potential acquisition of any viable business opportunity in a business combination.

Discretionary Use of Proceeds; Blank Check or Shell Company.

Because we are not currently engaged in any substantive business activities, as well as management’s broad discretion with respect to selecting a business or industry for commencement of operations or completing a business combination, we are deemed to be a blank check or shell company.  Although management intends to apply any proceeds we may receive through the issuance of our common stock or debt securities to a suitable business enterprise or combination, subject to the criteria identified in Item 1, such proceeds will not otherwise be designated for any more specific purpose.  We can provide no assurance that any use or allocation of such proceeds will allow us to achieve our business objectives.

We Are Not Currently Engaged in any Substantive Business Activity, and We Have No Plans to Engage in any Such Activity in the Foreseeable Future, Except the Search for a Business or an Entity to Acquire that May Be Beneficial to Us and that May Benefit Our Stockholders.

When and if we will complete a business combination is presently unknown, and will depend upon various factors, including but not limited to, funding and its availability; and if and when any potential acquisition may become available to us on terms acceptable to us.  No assurance can be given that any such opportunity will be made available to us or will be completed; and if made available or completed, will benefit us or our stockholders.

We Will Seek Out Business Opportunities.

Management will seek out and investigate business opportunities through every reasonably available fashion, including personal contacts, professionals, securities broker dealers, venture capital personnel, members of the financial community and others who may present unsolicited proposals; we may also advertise our availability as a vehicle to bring a company to the public market through a reverse reorganization or merger business combination, subject to the limitations on any such advertising that are included in the Securities Act of 1933, as amended (the “Securities Act”), and the General Rules and Regulations of the SEC promulgated thereunder.

Absence of Substantive Disclosure Relating to Prospective Acquisitions.

Because we have not yet identified any industry or potential business combination that we may engage in or acquire, potential investors in us will have virtually no substantive information upon which to base a decision of whether to invest in us.  Potential investors would have access to significantly more information if we had already identified a potential acquisition or business combination, or if the acquisition or business combination target had made an offering of its securities directly to the public.  We can provide no assurance that any investment in us will not ultimately prove to be less favorable than such a direct investment.

Unspecified Industry and Acquired Business and Unascertainable Risks May Cause us to Fail.

We have not identified any particular industry or business in which to concentrate our efforts.  Accordingly, prospective investors in us currently have no basis to evaluate the comparative risks and merits of investing in the industry or business in which we may acquire or otherwise engage in.  To the extent that we may acquire a business in a high risk industry, we will become subject to those risks.  Similarly, if we acquire a financially unstable business or a business that is in the early stages of development, we will become subject to the numerous risks to which such businesses are subject.  Although management intends to consider the risks inherent in any industry and business in which we may become involved, there can be no assurance that we will correctly assess such risks.

Uncertain Structure of Any Acquisition and Unknown Dilution to Our Stockholders.

Management has had no preliminary contact or discussions regarding, and there are no present plans, proposals or arrangements, to engage in or acquire any specific business, assets or property in a business combination or otherwise.  Accordingly, it is unclear whether such an acquisition or business combination would take the form of an exchange of capital stock, a merger or an asset acquisition.  However, because we have virtually no resources as of the date of this Registration Statement, management expects that any such acquisition or business combination would take the form of an exchange of our capital stock that would further dilute our stockholders.

Auditor’s “Going Concern” Opinion that Expresses Doubt About Our Ability to Continue as a Going Concern.

Our auditors who audited our consolidated financial statements for the calendar years ended December 31, 2007, and 2006, have expressed substantial doubt about our ability to continue as a going concern in their report on our consolidated financial statements for the years ended December 31, 2007, and 2006, which accompany this Registration Statement, due to our status as a shell company and our lack of profitable operations or available funds. See the Index to Financial Statements, Item 15.

There Are Losses Associated with Startup Companies, and We May Fail.

We have not had a profitable operating history; and we cannot guarantee that we will become profitable or that we will complete any business combination of any kind or that if one is completed, that it will become profitable.

Federal and State Restrictions on Blank Check or Shell Companies that Will Further Limit Our Opportunities.

Federal Restrictions

Recent amendments to SEC Form 8-K by the SEC regarding shell companies and transactions with shell companies require the filing of the Form 10 Information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of SEC Form S-8 for the registration of securities of a shell company, and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such shell company is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration under the Securities Act for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such business combination, and incurring the time and expense normally avoided by reverse reorganizations or mergers.

Further, recent amendments to Rule 144 adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by shell companies in any acquisition or business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that may desire to utilize us as a means of going public.  See the heading “Rule 144” of Item 9 for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder.  All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions.  This is only a brief summary of Rule 419.  We do not anticipate making any public offerings of our securities that would come within the context of an offering described in Rule 419.

All of these laws, rules and regulations could severely restrict us from completing an acquisition of any business combination for the following reasons, among others:

•

The time and expense in complying with any of the foregoing could be prohibitive and eliminate the reasons for a reverse reorganization or merger.

•

Management or others who own or are to receive shares that may be subject to the new resale limitations of Rule 144 may demand registration rights for these shares, and the acquisition or business combination candidate may refuse to grant them by reason of the time, cost and expense involved; or because the filing of any such registration statement may be integrated with planned financing options of the acquisition or business combination candidate that could prohibit or interfere with such options or such registration statement.

•

Demands for cash in lieu of securities could be too high a cost of dilution to the acquisition or business combination candidate, especially when taking into account the dilution that results from the shareholdings that are retained by our stockholders.

•

These costs and expenses, if agreed upon, would no doubt further dilute our stockholders, as any acquisition or business combination candidate may not be willing to leave as many shares with our stockholders in any such transaction, had these issues not been present.

•

Finder’s and parties who may introduce acquisition or business combination candidates to us may be unwilling to introduce any such candidates if shares to be issued to them are not registered for resale with the SEC, which would restrict our ability to attract potential candidates.

•

Will limit resales of securities issued in acquisitions or business combinations by providing a 12 month holding period from the filing of the Form 10 information required to be filed with the SEC within four days of the closing of any such transaction, thereby denying acquired companies’ stockholders the newly proposed six month holding period that they would be subject to if their company went public by means other than the use of a shell company.

State Restrictions

Presently, a total of 34 states prohibit or substantially restrict the registration and sale of shares of blank check or shell companies within their borders.  We intend to comply fully with all state securities laws, and plan to take the steps necessary to ensure that any future offering of our securities are limited to those states in which such offerings are allowed.  However, while we have no substantive business operations and are deemed to be a blank check or shell company, these legal restrictions may have a material adverse impact on our ability to raise capital, because potential purchasers of our securities must be residents of states that permit the purchase of such securities.  These restrictions may also limit or prohibit stockholders from reselling shares of common stock within the borders of regulating states.  Section 18 of the Securities Act exempts private sales of shares of blank check or shell companies from state registration laws, rules and regulations if sold under SEC Rule 506.

By regulation or policy statement, some states place various restrictions on the sale or resale of equity securities of blank check or shell companies.  These restrictions include, but are not limited to, heightened disclosure requirements, exclusion from “manual listing” registration exemptions for secondary trading privileges and outright prohibition of public offerings of such companies.

In most jurisdictions, blank check and shell companies are not eligible for participation in the Small Corporate Offering Registration (“SCOR”) program, which permits an issuer to notify the SEC of certain offerings registered in such states by short form filing.  All states (with the exception of Alabama, Minnesota, Nebraska and New York) have adopted some form of SCOR.  States participating in the SCOR program also allow applications for registration of securities by qualification via filing of a Form U-7 with the states’ securities commissions.  Nevertheless, while we are a blank check or shell company, we do not anticipate making any SCOR offering or other public offering in the foreseeable future, even in any jurisdiction where we may be eligible for participation in SCOR.

The net effect of the above-referenced laws, rules and regulations will be to place significant restrictions on our ability to register, offer and sell and/or to develop a secondary market for shares of our common stock in virtually every jurisdiction in the United States.  These restrictions should cease once and if we acquire a venture by acquisition or business combination, so long as the business operations succeeded to involve sufficient activities of a specific nature.

Management to Devote Insignificant Time to Activities of Our Company, Which Will Limit Opportunities that  May Be Made Available to Us and Our Business Model May Fail.

Members of our management are not required to devote their full time to our affairs.  Because of their time commitments, as well as the fact that we have limited business operations and funds, the members of our management currently devote approximately one hour per week to our activities, and will continue to do so until such time as we have identified a suitable acquisition or business combination candidate, or have determined to engage in a particular business or industry and have commenced such operations.

No Established Market for Common Stock; No Market for Shares; and Limited Ability for Resale.

Although our common stock is quoted on the OTC Bulletin Board of FINRA under the trading symbol “TCXB”; there is currently no established trading market for our shares, and there can be no assurance that such a market will ever develop in our shares or be maintained, if one does develop.  Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock in any market that may develop.  Sales of “restricted securities” under Rule 144 may also have an adverse effect on any market that may develop.  See Item 9.

Our Common Stock is “Penny Stock” Under SEC General Rules and Regulations, Which Means There Will be a Very Limited Trading Market for Our Shares if Any Trading Market Ever Develops.

Our common stock is deemed to be “penny stock” as that term is defined in SEC Rule 3a51-1.  Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock.

Moreover, SEC Rule 15g-9 requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Our Shares Are Subject to Additional Rule 144 Resale Restrictions Applicable to Shell Companies that May Make an Acquisition or Business Combination With Us Less Suitable as a Means of Becoming a Publicly-Held Company.

Any securities issued by us while we are a shell company will be subject to resale limitations imposed on shell companies that limit the resale of securities issued by shell companies until 12 months after the cessation of a shell company status and the filing of the Form 10 Information about the acquired company as required by Item 5.01(a)(8) of SEC Form 8-K.

Item 2.  Financial Information.

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions nationally and/or in the communities in which we may conduct business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; or other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence such operations through funding and/or the acquisition or business combination with a going concern engaged in any industry selected.

During the next 12 months, our only foreseeable cash requirements, which may be advanced by our management or principal stockholders as loans to us, will relate to maintaining our good standing or the payment of expenses associated with legal, accounting and other fees related to our compliance with the Exchange Act requirements of being a reporting issuer and reviewing or investigating any potential acquisition or business combination candidate.  Because we have not determined any business or industry in which our operations will be commenced, and we have not identified any prospective acquisition or business combination candidate as of the date of this Registration Statement, it is impossible to predict the amount of any such costs or required advances.  Any such loan will be on terms no less favorable to us than would have been made available to us from a commercial lender in an arm’s length transaction.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Years Ended December 31, 2007, and 2006

We have had no material business operations since December, 2004.

During the year ended December 31, 2007, we had a net loss of $7,905, compared with a net loss of $6,488 for the year ended December 31, 2006.  The increase in net loss in 2007 was due to our efforts to comply with new Sarbanes/ Oxley Act provisions relating to evaluating our internal controls.  Except as described above, we have received no revenues in either of our two most recent calendar years.  At December 31, 2007, we had prepaid expenses of $1,200.  See the Index to Financial Statements, Item 13, of this Registration Statement.

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

We had no material operations during the quarterly period ended June 30, 2008.  In the quarterly period ended June 30, 2008, we had revenues of $0, compared to the quarterly period ended June 30, 2007, with revenues of $0. General and administrative expenses were $1,772 for the June 30, 2008, period, compared to $944 for the June 30, 2007, period. General and administrative expenses for the three months ended June 30, 2008, were comprised mainly of accounting and legal fees. We had a net loss of $1,772 for the June 30, 2008, period compared to a net loss of $944 for the June 30, 2007, period.

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

We had no material operations during the six month period ended June 30, 2008.  In the six months period ended June 30, 2008, we had revenues of $0, compared to the six months ended June 30, 2007, with revenues of $0. General and administrative expenses were $10,164 for the June 30, 2008, period, compared to $4,578 for the June 30, 2007, period. General and administrative expenses for the six month period ended June 30, 2008, were comprised mainly of accounting and legal fees. We had a net loss of $10,164 for the June 30, 2008, period, compared to a net loss of $4,578 for the June 30, 2007, period.

Liquidity

We have no cash or cash equivalents on hand, and had none at June 30, 2008, or December 31, 2007, or 2006; we had and currently have $1,200 in pre-paid expenses.  This pre-paid expense is a retainer deposit for our Sarbanes/Oxley Act consulting firm on internal controls.  If additional funds are required in connection with our present planned business operations of seeking an acquisition or business combination candidate or for Exchange Act filings or other expenses, such funds may be advanced by management or principal stockholders.  During the quarterly period ended June 30, 2008, expenses were paid by a principal stockholder, Jenson Services, in the amount of $6,858. The aggregate amount of expense advances by Jenson Services through June 30, 2008, is $56,805, which is outstanding, unsecured and is due on demand. Because we have not identified any acquisition or business combination candidate, it is impossible to predict the amount of future required funds.

Known Trends, Events or Uncertainties that Have or Are Reasonably Likely to Have a Material Impact on Our Short-Term or Long-Term Liquidity

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity, excluding all matters related to any acquisition or business combination candidate that we may acquire.

Internal and External Sources of Liquidity

During the six month period ended June 30, 2008, and the two years ended December 31, 2007, and 2006, we had no sources of internal liquidity.

Equity Financing

We have not conducted and do not presently have any plans to conduct any equity offerings of our common stock.  It is anticipated that cash requirements for satisfying our reporting requirements under the Exchange Act, maintaining our corporate standing and other expenses, like considering potential acquisition or business combination candidates, will be provided to us in the form of loans from Jenson Services, a principal stockholder.  There are no written agreements requiring Jenson Services to provide these cash resources; and to the extent they are provided, such funds will bear no interest and will be due on demand.

Debt Financing

Except as stated in the preceding paragraph about “Equity Financings,” we have not and do not presently plan to conduct any debt offerings of our securities.

Critical Accounting Policies

There are no critical accounting policies that are likely to have an adverse effect on our present limited business operations, except our reliance on loans from one of our principal stockholders, Jenson Services.  If additional funds are needed to continue our business operations and Jenson Services is unwilling to provide these funds, and if such funds are not otherwise made available from debt or equity financings, our business operations could fail and we may not be able to successfully complete any acquisition or business combination.  We have no other arrangements or understandings with anyone to provide us with any financing in the event of need.

Off-Balance Sheet Arrangements

We have not had any off-balance sheet arrangements of any kind.

Item 3.  Properties.

We have no assets or property; our principal executive office address and telephone number are the business office address and telephone number of a principal stockholder, Jenson Services, and are currently provided at no cost.  Because we have had no business, our activities have been limited to keeping us in good standing in the State of Nevada and timely voluntarily filing reports with the SEC under Section 15(d) of the Exchange Act. These activities have consumed an insignificant amount of management’s time; accordingly, the costs of providing the use of this office address and telephone have been nominal.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of those persons who own more than 5% of our common stock as of the date of this Registration Statement, based upon 5,300,164 shares being outstanding as of September 3, 2008:

Ownership of Principal Stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Jenson Services, Inc.(2)(3) 4685 Highland Dr., Ste 202 Salt Lake City, UT 84117	1,548,390	29%
Common Stock	Duane S. Jenson(2) 156 E. Park Way Midway UT 84049	427,090	8%
Common Stock	Travis T. Jenson(3) 9103 Jeremy Ranch Road Park City, UT 84098	1,305,046	25%
Common Stock	Thomas J. Howells(3) 9706 South Ruskin Circle Sandy, UT 84092	722,636	14%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2)   Duane S. Jenson may be deemed beneficial owner of these shares due to his relationship with Jenson Services.   Mr. Jenson is a director and the owner of Jenson Services.

(3)   Travis T. Jenson and Thomas J. Howells may also be deemed to be the beneficial owners of the shares of Jenson Services.  Travis T. Jenson is the President and a director of Jenson Services; and Thomas J. Howells is the Secretary/Treasurer and a director of Jenson Services.

Security Ownership of Management

The following table sets forth the share holdings of management as of the date of this Registration Statement, based upon 5,300,164 shares being outstanding as of September 3, 2008:

Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Common Stock	Travis T. Jenson(2) 9103 Jeremy Ranch Road Park City, UT 84098	2,853,436	54%
Common Stock	Thomas J. Howells(2) 9706 South Ruskin Circle Sandy, UT 84092	2,271,026	42%
Common Stock	Harold T. Jenson 848 E. Hudson Ave. Salt Lake City, UT 84106	0	0%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(3)   Travis T. Jenson and Thomas J. Howells may be deemed to be the beneficial owners of the 1,548,390 shares of Jenson Services, and accordingly, these shares are included in the beneficial ownership calculations of each of these persons.  Travis T. Jenson is the President and a director of Jenson Services; and Thomas J. Howells is the Secretary/Treasurer and a director of Jenson Services.

All Directors and Executive Officers as a Group (Three Persons)

Our three directors and officers directly own 2,027,682 shares of our outstanding voting securities or approximately 38% of our outstanding voting securities, excluding the 1,548,390 shares or approximately 29% of our outstanding voting securities that are owned by Jenson Services.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in control.

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers.  These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Travis T. Jenson	President & Director	09/15/05	*
Thomas J. Howells	Secretary, Treasurer & Director	09/15/05	*
Harold T. Jenson	Director	09/15/05	*

*   These persons presently serve in the capacities indicated.

Business Experience

Travis T. Jenson, President and director, is 36 years old. Mr. Jenson graduated with honors from Westminster College in 1995 with a B.S. degree.  Since January of 1996, Mr. Jenson has worked for Jenson Services, Inc., a Utah corporation and financial consulting firm. Mr. Jenson has served on the board of a number of public companies and within the last three years was the Secretary, Treasurer, CFO and director of Autostrada Motors, Inc., a Utah corporation, until its reorganization in October, 2006.  Mr. Jenson is also the President and a director of Jenson Services.

Harold T. Jenson, director, is 38 years old. Mr. Jenson is a graduate of Montana State University, in Billings,

Montana. Mr. Jenson is the owner/operator of HJJ Construction, LLC, a Utah limited liability corporation, which specializes in the construction of custom homes along the Wasatch Front and in Park City and Deer Valley, Utah.

Thomas J. Howells, Secretary/Treasurer and a director, is 36 years of age. Mr. Howells graduated from Westminster College of Salt Lake City, Utah, with a Bachelor’s degree in Business in 1994 and Master of Business Administration in 2004. Mr. Howells has been an employee of Jenson Services, Inc. Mr. Howells has had vast experience with publicly listed companies and within the past three years has served, or is serving, on the board of directors of Cyclo3pss Corporation (PK: OZON).   Mr. Howells resigned as a director in August, 2007, from Energroup Holdings Corporation (OCTBB: ENHD), a Nevada corporation.  Mr. Howells is also the Secretary/Treasurer and a director of Jenson Services.

Directorships held in other reporting issuers under the Exchange Act

None of our current directors or executive officers is a director of any other reporting issuer under the Exchange Act

Family Relationships

Travis T. and Harold T. Jenson are cousins. Additionally, Travis T. Jenson is the son and Harold T. Jenson is the nephew of Duane S. Jenson, a principal stockholder and the owner of Jenson Services, which is also a principal stockholder of ours.  Otherwise, there are no family relationships between any of our current directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation.

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:

Salaries or Other Compensation

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards* ($) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Travis T. Jenson, President & Director	06/30/08 12/31/07 12/31/06	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Thomas J. Howells, Secretary/Treasurer & Director	06/30/08 12/31/07 12/31/06	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Harold T. Jenson, Director	06/30/08 12/31/07 12/31/06	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Outstanding Equity Awards

Outstanding Equity Awards At Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Travis T. Jenson	None	None	None	None	None	None	None	None	None
Thomas J. Howells	None	None	None	None	None	None	None	None	None
Harold T. Jenson	None	None	None	None	None	None	None	None	None

Compensation of Directors

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Travis T. Jenson	None	None	None	None	None	None	None
Thomas J. Howells	None	None	None	None	None	None	None
Harold T. Jenson	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions.

Transactions with Related Persons

There were no material transactions, or series of similar transactions, during the six month period ended June 30, 2008, or during our last two calendar years ended December 31, 2007, or 2006, or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Transactions with Founders and Control Persons

Except as indicated under the heading “Transactions with Related Persons,” above, in this Item 7, there were no  material transactions involving persons in these categories.

Parents of the Issuer

We have no parents.

Item 8.  Legal Proceedings.

We are not a party to any pending legal proceeding. To the knowledge of our management, no federal, state or local governmental agency is presently contemplating any proceeding against us.  No director, executive officer or affiliate of ours or owner of record or beneficially of more than 5% of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is currently no established public market for shares of our common stock.  Although our common stock is quoted on the OTC Bulletin Board of FINRA, under the trading symbol “TCXB,” management does not expect any public market to develop unless and until we complete an acquisition business combination, at the earliest.  In any event, no assurance can be given that any market for our common stock will ever develop or be maintained.

For any market that develops for our common stock, the sale of “restricted securities” pursuant to Rule 144 of the SEC by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.

The high and low bid prices for the shares of our common stock for the quarterly periods of December 31, 2006, and 2007, and for the quarterly periods ended June 30, 2008, are as follows:

	Closing Bid
2006	High	Low
January 3 – March 31.30		.22
April 1 – June 30.30		.25
July 1 – September 30.25		.25
October 3 – December 30.25		.25
2007
January 3 – March 30.30		.25
April 2 – June 29.30		.30
July 2 – September 28.30		.30
October 1 – December 28	1.50	.30
December 31 (after 2.3943 for 1 split)	.25
2008
January 2 – March 31.30		.20
April 1 – June 30.20		.20

These prices were obtained from the National Quotation Bureau, Inc. (the “NQB”) and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)

Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)

An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either:

(1)

No or nominal assets;

(2)

Assets consisting solely of cash and cash equivalents; or

(3)

Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after 12 months have elapsed from the date that the issuer filed “Form 10 information” with the SEC.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the “Form 10 information” in any filing of the issuer with the SEC.  The “Form 10 information” is deemed filed when the initial filing is made with the SEC.”

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph.

Section 4(1) of the Securities Act

Since we are a shell company as defined in subparagraph (i) of Rule 144, our shares of common stock that were issued while or after we became a shell company cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act provided in Section 4(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.”  That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, including the availability of “current public information” about us as required by subparagraph (c) (1) or (c)(2) of Rule 144, regardless of the Rule’s availability; and such resales may be limited to our non-affiliates.  It has been the position of the SEC that the Section 4(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”  The current position of the SEC that is contained in Securities Act Release No. 33-8899, effective February 15, 2008, and that codified the position of the SEC set forth in the Worm-Wulff Letter and revised Rule 144 as outlined above, is that Rule 144 now defines what resales can be made under Section 4(1) of the Securities Act, and with limited exceptions, which are set forth in footnote 172 of that Release, shares of shell companies must be sold in compliance with Rule 144(i) that is quoted above.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 166, excluding an undetermined number of holders whose shares are held in broker dealer accounts or the Depository Trust Company.

Dividends

We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty, and if and until we complete any acquisition or business combination, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any affiliated purchasers during the six month period ended June 30, 2008, or the calendar years ended December 31, 2007, and 2006.

Item 10.  Recent Sales of Unregistered Securities.

On or about February 25, 2004, pursuant to unanimous consent of our Board of Directors, in accordance with the Nevada Revised Statutes and our Bylaws, we took the following actions:

•

We issued Jenson Services, Leonard W. Burningham, Esq. (“Burningham”) and Berliner Holdings Ltd. (“Berliner”) shares of common stock that were “restricted securities” as payment for monies currently owed to Jenson Services, Burningham and Berliner by us;

•

We valued the shares to be issued at $.25 per share, USD, based upon the then current bid price of our common stock, as then quoted on the OTCBB;

•

In order to compensate Jenson Services for $67,272 of expenses incurred by us and settled by Jenson Services, we issued 269,088 shares in full satisfaction and payment of that amount;

•

In order to compensate Burningham for legal services provided to us of $9,784.08, we issued to Burningham 39,136 shares in full satisfaction and payment of that amount;

•

In order to compensate Berliner for a note payable of $455,898, we issued to Berliner 1,823,592 shares  in full satisfaction and payment of that amount; and

•

The shares issued to Jenson Services, Burningham and Berliner were deemed to be validly issued, fully paid and non-assessable.

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the SEC; and each such person had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.  Registration of sales to “accredited investors” are preempted from state regulation, though states may require the filing of  notices, a fee and other administrative documentation like consents to service of process and the like.

Use of Proceeds of Registered Securities

There were no proceeds received by us from the sale of registered securities during the six month period ended June 30, 2008, or the calendar years ended December 31, 2007, or 2006.

Item 11.  Description of Registrant’s Securities to be Registered.

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share.  We currently have 5,300,164 shares of common stock outstanding.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders. There are no rights to cumulative voting in the election of directors or otherwise.

Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities;

nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of the common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Amended and Restated Certificate of Incorporation that is filed as an Exhibit hereto and incorporated herein by reference.  See Item 15.

Item 12.  Indemnification of Directors and Officers.

Nevada Law

Under the Nevada Revised Statutes and the General Corporation Law of the State of Nevada, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

There are no provisions in our Restated Articles of Incorporation that protect or indemnify our officers and directors beyond what is permitted in the General Corporation Law of the State of Nevada.

Bylaws

Section 8.01, Article VIII of our Bylaws states the following with regard to indemnification: Third Party Actions:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02, Article VIII of our Bylaws, states the following with regard to indemnification: Corporate Actions:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Item 13.  Financial Statements and Supplementary Data.

TC X CALIBUR, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2007

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm

                                             29

Consolidated Balance Sheets

                                                                                             30

Consolidated Statements of Operations

                                                                     31

Consolidated Statements of Stockholders’ Deficit

                                                         32

Consolidated Statements of Cash Flows

                                                                     33

Notes to Consolidated Financial Statements

                                                                     34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

TC X Calibur, Inc. [a development stage company]

We have audited the accompanying consolidated balance sheets of TC X Calibur, Inc. [a development stage company] as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2007 and 2006, and for the period from Reactivation [January 1, 2005] through December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TC X Calibur, Inc. [a development stage company] as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years ended December 31, 2007 and 2006 and for the period from Reactivation through December 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, no assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

February 14, 2008

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

	December 31, 2007	December 31, 2006

ASSETS

Prepaid Expenses	$1,200	$—
Total Assets	$1,200	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current Liabilities
Accounts Payable	$1,382	$—
Payable to related parties	45,660	37,937
Total Current Liabilities	47,042	37,937
Total Liabilities	47,042	37,937

Stockholders’ Equity (Deficit)
Preferred Stock--5,000,000 shares authorized,
$.001 par value; 0 shares issued and outstanding	—	—
as of December 31, 2007 and December 31, 2006, respectively
Common stock--50,000,000 shares authorized,
$.001 par value; 5,300,156 and 5,300,156 shares issued
and outstanding as of December 31, 2007 and December 31, 2006,
respectively	5,300	5,300
Additional Paid-In Capital	609,700	609,700
Accumulated Deficit	(613,885)	(613,885)
Deficit Accumulated During Development Stage	(46,957)	(39,052)
Total Stockholders’ Equity (Deficit)	(45,842)	(37,937)
Total Liabilities and Stockholders’ Equity (Deficit)	$1,200	$—

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2007 and 2006, and for the Period from

Reactivation (January 1, 2005) through December 31, 2007

	For the	For the	From
	Year	Year	reactivation
	Ended	Ended	(01/01/05)
	December 31,	December 31,	through
	2007	2006	12/31/2007

Revenues	$—	$—	$—
General and Administrative Expenses	7,905	6,488	46,957
Net Income (loss) from operations before taxes	(7,905)	(6,488)	(46,957)
Provision for Income Taxes	—	—	—
Net Income (Loss)	$(7,905)	$(6,488)	$(46,957)

Net Income (Loss) Per Share	$(0.01)	$(0.01)	$(0.01)
Weighted Average Shares Outstanding	5,300,156	5,300,156	5,300,156

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2007 and 2006, and for the Period from

Reactivation (January 1, 2005) through December 31, 2007

					Accumulated
					Deficit	Net
	Number		Additional		During	Stockholders’
	of	Common	Paid-in	Accumulated	Development	Equity
	Shares	Stock	Capital	Deficit	Stage	(Deficit)
Balance, January 1, 2005	2,213,623	$2,214	$612,786	$(613,885)	$—	$1,115
December 27, 2007 - Effect of
forward split - 2.3943 for 1	3,086,533	$3,086	(3,086)
Net loss for the year ended
December 31, 2005					(32,564)	(32,564)
Balance, December 31, 2005	5,300,156	$5,300	$609,700	$(613,885)	$(32,564)	$(31,449)
Net loss for the year ended
December 31, 2006					(6,488)	(6,488)
Balance, December 31, 2006	5,300,156	$5,300	$609,700	$(613,885)	$(39,052)	$(37,937)
Net loss for the year ended
December 31, 2007					(7,905)	(7,905)
Balance, December 31, 2007	5,300,156	$5,300	$609,700	$(613,885)	$(46,957)	$(45,842)

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006, and for the Period from

Reactivation (January 1, 2005) through December 31, 2007

	For the	For the	From
	Year	Year	reactivation
	Ended	Ended	(01/01/05)
	December 31,	December 31,	through
	2007	2006	12/31/07
Cash Flows From Operating Activities
Net income (loss)	$(7,905)	$(6,488)	$(46,957)

Adjustments to reconcile net income (loss) to
net cash provided by operating activities:

Issued Stock for Services	—	—	18,750

Increase in Pre-Paid Expense	(1,200)	—	(1,200)

Increase (decrease) in:
Accounts payable	1,382	—	955
Payables to related parties	7,723	6,488	28,452

Net Cash From Operations	—	—	—

Net Decrease in Cash	—	—	—
Beginning Cash Balance	—	—	—
Ending Cash Balance	$—	$—	$—

Supplemental Disclosure Information
Issued Stock for Service Contracts	$—	$—	$18,750

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(A Development Stage Company)

December 31, 2007

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization

TC X Calibur, Inc. (“the Company”) was incorporated in Nevada in October, 1988, under the name Extant Investments, Inc. In 1991, the Company merged with and changed its name to Sentinel Scientific, Inc. From 1991 to 1993, the Company was involved with research and development of biomedical technologies, but ceased active operations due to lack of operating capital. In August, 1993, the Company acquired all of the outstanding securities of A.F.C. Entertainment, Inc. (“A.F.C.”), a Barbados corporation, which was involved with the foreign film industry. In December, 1993, the Company purchased all of the shares of Film Optical Investments Limited, a corporation organized in the Province of Ontario, Canada (“Film Opticals”), in exchange for 480,000 of its common shares. Commencing with the acquisition of Film Opticals, the Company had been engaged in the business of providing a full range of motion picture printing services and creative titles, credits and optical effects for features, commercials, theatrical and television programs. The foreign film library, acquired with the acquisition of A.F.C., remained intact, but funding constraints curtailed the Company’s ability to develop and market the films. Because of these constraints, the board of directors elected on December 8, 2004, to sell Film Opticals. The Company is currently considering new business opportunities for its planned principal operations.

On March 3, 2008, we terminated our obligations under the Letter of Intent to acquire EV Rental, LLC, a California limited liability company, previously executed on November 2, 2007.

The financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles. The consolidated financial statements of the Company include the accounts of TC X Calibur, Inc. and its wholly-owned subsidiary, TCX Acquisition Corp. All significant intercompany transactions have been eliminated. The following summarizes the more significant of such policies:

(b) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2007, the Company did not have non-cash investing or financing activities.

(c) Income Taxes

The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the “Statement”], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 at the beginning of fiscal year 2007, with no material impact on its financial statements.  The Company adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes –an Interpretation of FASB Statement No. 109” on January 1, 2007.  FIN 48 requires the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return.  See Note 3 Income Taxes for the impact of the adoption of FIN 48.

(d) Net Loss Per Common Share

In accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share,” basic loss per common share is based on the weighted-average number of shares outstanding. Diluted income or loss per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. There are no common stock equivalents outstanding, thus, basic and diluted income or loss per share calculations are the same.  All per share calculations reflect the effects of the forward stock split.

(e) Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset’s market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company has no long-lived assets as of December 31, 2007.

(f) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g) Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers cash on deposit in the bank to be cash. The Company had $0 cash at December 31, 2007.

(h) Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line and declining balance methods over the useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $0 and $0 for the years ended December 31, 2007 and 2006, respectively. The Company had no assets or equipment during the year ended 2007.

(i) Revenue Recognition

The Company recognizes revenues in accordance with the SEC, Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition” SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized as earned.

(j) Impact of New Accounting Standards

In September, 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect the adoption of SFAS 158 to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This Statement provides companies with an option to report selected financial assets and liabilities at fair value. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The Statement’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 is effective for the Company beginning January 1, 2008.  The Company is currently evaluating the impact of this standard on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), “Business Combinations” and SFAS No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51.” SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141R and SFAS 160 are effective for the Company beginning January 1, 2009. Early adoption is not permitted. The Company is evaluating the impact these statements will have on its financial statements.

NOTE 2 LIQUIDITY/GOING CONCERN

The Company has accumulated operating losses from reactivation through December 31, 2007, amounting to $46,957, has minimal assets and no operations at December 31, 2007. Realization of a major portion of the assets is dependent upon the Company’s ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. Currently, management’s plans include finding a well-capitalized merger candidate to recommence its operations.

NOTE 3 INCOME TAXES

No provision has been made for income taxes in the financial statements because the Company has incurred net operating losses to be carried forward and is incorporated in the State of Nevada, which does not levy a Corporate Income Tax. The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 2007, are summarized below.

	Deductible
Deferred Tax Asset	Amount	Rate	Tax
Net Operating Loss Carryforward
Federal	658,798	34%	223,991
Valuation Allowance			(223,991)
Deferred Tax Asset			0

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible temporary differences. The valuation allowance has increased $2,687, from $221,304, as of December 31, 2007.

The Company has the following operating loss carry forwards available at December 31, 2007:

Operating Losses
Expires	Amount
2020	$38,250
2021	12,382
2022	17,151
2023	14,274
2024	529,784
2025	32,564
2026	6,488
2027	7,905
Total	$658,798

The effective tax rate for continuing operations differs from the statutory tax rate as follows:

	Years ended December 31,
	2007	2006
Federal Statutory Income Tax Rate	15%	15%
Valuation Allowance	(15%)	(15%)
Effective income tax rate	0%	0%

Uncertain Tax Positions

The Company adopted the provisions of FIN 48 on January 1, 2007.  As a result of this adoption, the Company has evaluated its uncertain tax positions as required by FIN 48 and determined that any required adjustments would not have a material impact on the Company’s balance sheet, income statement, or statement of cash flows.

A reconciliation of our unrecognized tax benefits for 2007 is presented in the table below:

Balance as of January 1, 2007	$0.00
Additions based on tax positions related to the current year	0.00
Reductions for tax positions of prior years	0.00
Reductions due to expiration of statute of limitations	0.00
Settlements with taxing authorities	0.00
Balance as of December 31, 2007	$0.00

The Company has filed income tax returns in the U.S. and Canada.  All years prior to 2004 are closed by expiration of the statute of limitations.  The tax year ended December 31, 2004, will close by expiration of the statute of limitations on April 5, 2008.  The years ended December 31, 2005, 2006, and 2007, are open for examination.

NOTE 4 RELATED PARTY TRANSACTIONS

The Company has had expenses paid on its behalf by a stockholder in the amount of $45,660. The Company has recorded a liability for this amount which is payable on demand, non-interest bearing and unsecured.

NOTE 5 OFFICE LEASE

The Company offices for 2007 were those of a principal stockholder, Jenson Services, Inc., and are provided at no cost. The stockholder incurs no incremental costs in providing this office space to the Company.

NOTE 6 EQUITY

Effective December 27, 2007, the Company effected a forward split by dividend of its outstanding common stock on a basis of 2.943 for one, while retaining the current par value of $0.001.  All fractional shares were rounded up to the nearest whole share.  The Company retroactively applied the effects of the forward split to all periods presented.

June 30, 2008

C O N T E N T S

CONSOLIDATED BALANCE SHEETS

40

CONSOLIDATED STATEMENTS OF OPERATIONS

41

CONSOLIDATED STATEMENTS OF CASH FLOWS

42

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

43

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)

ASSETS

Prepaid Expenses	$1,200	$1,200
Total Assets	$1,200	$1,200

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current Liabilities
Accounts Payable	$401	$1,382
Payable to related parties	56,805	45,660
Total Current Liabilities	57,206	47,042
Total Liabilities	57,206	47,042

Stockholders’ Equity (Deficit)
Preferred Stock--5,000,000 shares authorized,
$.001 par value; 0 shares issued and outstanding	—	—
Common stock--50,000,000 shares authorized,
$.001 par value; 5,300,164 shares issued and outstanding	5,300	5,300
Additional Paid-In Capital	609,700	609,700
Accumulated Deficit	(613,885)	(613,885)
Deficit Accumulated During Development Stage	(57,121)	(46,957)
Total Stockholders’ Equity (Deficit)	(56,006)	(45,842)
Total Liabilities and Stockholders’ Equity (Deficit)	$1,200	$1,200

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Six Months Ended June 30, 2008 and 2007 and

for the Period from Reactivation (January 1, 2005) through June 30, 2008

(Unaudited)

	For the	For the	For the	For the	From
	Three Months	Three Months	Six Months	Six Months	reactivation
	Ended	Ended	Ended	Ended	(01/01/05)
	June 30,	June 30,	June 30,	June 30,	through
	2008	2007	2008	2007	6/30/2008

Revenues	$—	$—	$—	$—	$—
General and Administrative Expenses	1,772	944	10,164	4,578	57,121
Net Income (loss) from operations before taxes	(1,772)	(944)	(10,164)	(4,578)	(57,121)
Provision for Income Taxes	—	—	—	—	—
Net Income (Loss)	$(1,772)	$(944)	$(10,164)	$(4,578)	$(57,121)

Net Income (Loss) Per Share	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Weighted Average Shares Outstanding	5,300,164	5,300,164	5,300,164	5,300,164	5,300,164

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

 (A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Month Periods Ended June 30, 2008 and 2007 and

for the Period from Reactivation (January 1, 2005) through June 30, 2008

(Unaudited)

	For the	For the	From
	Six Months	Six Months	reactivation
	Ended	Ended	(01/01/05)
	June 30,	June 30,	through
	2008	2007	06/30/08
Cash Flows From Operating Activities
Net income (loss)	$(10,164)	$(4,578)	$(57,121)

Adjustments to reconcile net income (loss) to
net cash provided by operating activities:

Issued Stock for Services	—	—	18,750

Increase in Pre-Paid Expense	—	—	(1,200)

Increase (decrease) in:
Accounts payable	(981)	—	(26)
Payables to related parties	11,145	4,578	39,597

Net Cash From Operations	—	—	—

Net Decrease in Cash	—	—	—
Beginning Cash Balance	—	—	—
Ending Cash Balance	$—	$—	$—

Supplemental Disclosure Information
Issued Stock for Service Contracts	$—	$—	$18,750

See Accompanying Notes to the Financial Statements.

TC X CALIBUR, INC.

 (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

NOTE 1 BASIS OF PRESENTATION

The accompanying financial statements have been prepared without audit, pursuant to the rules and regulations of the SEC. The interim financial statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. The results of operations for the period ended June 30, 2008, are not necessarily indicative of the operating results for the full year.

NOTE 2 LIQUIDITY/GOING CONCERN

The Company does not have significant assets, nor has it established operations, and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. It is the intent of the Company to seek a merger with an existing, well-capitalized operating company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 RELATED PARTY TRANSACTIONS

The Company had expenses paid in its behalf by a stockholder in the amount of $6,858 during the quarter. The balance due the stockholder is $56,805 as of June 30, 2008. The unsecured loan bears no interest and is due on demand.

NOTE 4 RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected.  The Company elected not to measure any additional financial assets or liabilities at fair value at the time SFAS 159 was adopted on January 1, 2008.  As a result, implementation of SFAS 159 had no impact on the Company’s condensed consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”) and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51(“SFAS 160”). SFAS No. 141R requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired.  SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141R and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Early adoption is prohibited.  The Company has not yet determined the effect on its consolidated financial statements, if any, upon adoption of SFAS No. 141R or SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative instruments and hedging activities including: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with earlier application encouraged. The Company has no derivative instruments so the adoption of SFAS 161 is not expected to have any impact on the Company’s consolidated financial statements and it does not intend to adopt this standard early.

In May 2008 the FASB released SFAS No 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States (the “GAAP hierarchy”).  FASB believes that the GAAP hierarchy should be directed to entities because it is the entity, not its auditor,  that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  Accordingly, FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued this Statement to achieve that result.  SFAS 162 becomes effective 60 days following the SEC’s approval of the Public Accounting Oversight Board amendment to AU Section 411.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None; not applicable.

Item 15.  Financial Statements and Exhibits.

Financial Statements

Sequential Page Number
Report of Independent Registered Public Accounting Firm	29
Financial Statements for the years ended December 31, 2007 and 2006	28
Consolidated Balance Sheets	30
Consolidated Statements of Operations	31
Consolidated Statements of Stockholders’ Deficit	32
Consolidated Statements of Cash Flows	33
Notes to Consolidated Financial Statements	34

Description of Exhibits

Exhibit No.	Title of Document
3.1	Restated Articles of Incorporation filed February 28, 2008
3.2	Bylaws
19	Definitive Proxy Statement mailed to Stockholders on or about December 8, 2004
99.1	Certificate of Full Performance of Proposal executed by the Bankruptcy Trustee as accepted by the Ontario Justice Court on April 25, 2000
99.2	Code of Ethics adopted on March 16, 2006

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TC X CALIBUR, INC.

Date:	9/11/2008	By:	/s/Travis T. Jenson
Travis T. Jenson, President and Director

Date:	9/11/2008	By:	/s/Thomas J. Howells
Thomas J. Howells, Secretary, Treasurer and Director